[ANDERSON ASSOCIATES, LLP LETTERHEAD]



     We consent to the incorporation by reference in the registration statements of BCSB Bankcorp, Inc. on Form S-8 (File No. 333-53295, File No. 333-85025 and File No. 333-87932) of our report dated December 5, 2003 on our audits of the consolidated financial statements of BCSB Bankcorp, Inc. as of September 30, 2003 and 2002, and for each of the two years in the period ended September 30, 2003, which report has been incorporated by reference in BCSB Bankcorp, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


                                      /s/ Anderson Associates, LLP



Baltimore, Maryland
December 29, 2003